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                                                                    Exhibit 23.2


                           CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement of SouthFirst Bancshares, Inc. on Form S-4 (the "Registration Statement") of our report dated August 27, 1997, except for Note 16, as to which the date is September 17, 1997, relating to the financial statements of First Federal Savings and Loan Association of Chilton County for the years ended June 30, 1997, 1996 and 1995 which are included in the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement.



                         /s/ Jones & Kirpatrick, P.C.


Birmingham, Alabama
September 25, 1997